Exhibit 3.1.4

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HEMOXYMED, INC.

It is hereby certified that:

1. The present name of the corporation (the "Corporation") is Hemoxymed, Inc.

2. The Certificate of Incorporation of the Corporation is hereby being amended by deleting Article I in its entirety and replacing it with the following:

   "The name of the Corporation shall be Applied NeuroSolutions, Inc."

3. The foregoing Amendments were duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, HEMOXYMED, INC. has caused this Certificate of Amendment to be signed by its CEO, under penalty of perjury, this 30th day of October 2003.

Bruce N. Barron

Bruce N. Barron, CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 10/30/2003
FILED 04:40 PM 10/30/2003
SRV 030698849 - 3026531 FILE

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HEMOXYMED, INC.", CHANGING ITS NAME FROM "HEMOXYMED, INC." TO "APPLIED NEUROSOLUTIONS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2003, AT 4:40 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3026531 8100

030700253

AUTHENTICATION: 2722754

DATE: 10-31-03